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                                                                     EXHIBIT 2.1


                               EXCHANGE AGREEMENT


         This EXCHANGE AGREEMENT (this "Agreement") is made as of the 20th day of June, 2001, between Security Biometrics, Inc., a Nevada corporation ("Biometrics"), and NetFace LLC, a Connecticut limited liability company which has elected to be classified for tax purposes as an association taxable as a corporation ("NetFace"), and each of the members of NetFace listed on the signature page hereto (each individually, a "NetFace Member" and collectively, the "NetFace Members").

                              W I T N E S S E T H:

         WHEREAS, Biometrics desires to acquire NetFace by issuing shares of its common stock, par value $.001 per share ("Biometrics Common Stock"), in exchange for all of the issued and outstanding membership interests of NetFace (the "NetFace Membership Interests") (the exchange of shares of Biometrics Common Stock for NetFace Membership Interests being referred to herein as the "Exchange"), in an acquisition that constitutes a tax-free transaction meeting the requirements of Section 368 (a)(1)(B) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and will result in NetFace becoming a wholly owned subsidiary of Biometrics, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the NetFace Members own all of the outstanding NetFace Membership Interests and desire to transfer and assign their NetFace Membership Interests to Biometrics solely in exchange for shares of Biometrics Common Stock.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:


                                   ARTICLE 1.

                   ACQUISITION OF NETFACE MEMBERSHIP INTERESTS

1.1. EXCHANGE. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing provided for in Section 1.2 hereof, each NetFace Member shall sell, assign, transfer, convey and deliver to Biometrics, and Biometrics shall purchase, all right, title and interest in and to all of such NetFace Member's NetFace Membership Interest free and clear of all liens, security interests, charges, encumbrances and rights of others. In consideration for the NetFace Membership Interest so acquired by Biometrics, Biometrics shall issue and deliver 200,000 shares of Biometrics Common Stock (an aggregate of
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20,000,000 shares of Biometrics Common Stock), in exchange for each 1% NetFace
Membership Interest transferred to Biometrics pursuant to this Agreement, as soon as practicable following the satisfaction or permissible waiver of the conditions set forth in Articles 6 and 7.

1.2. CLOSING. Consummation of the transactions contemplated by this Agreement (the "Closing"), shall take place at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158, commencing at 10:00 a.m., local time, as soon as practicable after the last to be fulfilled or waived of the conditions set forth in Articles 6 and 7, or at such other place, time and date as shall be fixed by mutual agreement among Biometrics, NetFace and the NetFace Members. The day on which the Closing shall occur shall be referred to herein as the "Closing Date." Each party will use its reasonable best efforts to cause to be prepared, executed and delivered the documents to be delivered pursuant to Articles 6 and 7 and all other appropriate and customary documents as any party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

1.3. TAX CONSEQUENCES. It is the intention of the parties hereto that no taxable income or gain shall be recognized by the NetFace Members, and that the Exchange be deemed as a tax free exchange pursuant to the Code.


                                   ARTICLE 2.

                                    EXCHANGE

         Immediately after the satisfaction or permissible waiver of the conditions set forth in Articles 6 and 7 at the Closing, each 1% NetFace Membership Interest that is assigned and transferred to Biometrics pursuant to this Agreement shall be exchanged for 200,000 shares of Biometrics Common Stock as detailed in Section 3.1.6 of the NetFace Disclosure Schedule.


                                   ARTICLE 3.

                    REPRESENTATIONS AND WARRANTIES OF NETFACE
                             AND THE NETFACE MEMBERS

3.1 NETFACE. NetFace hereby represents and warrants to Biometrics that, except as otherwise set forth on the NetFace Disclosure Schedule (herein so called) attached hereto:

3.1.1 ORGANIZATION AND GOOD STANDING. NetFace is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut. NetFace does not own any equity, profit sharing, participation or other ownership interest

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(including any general partnership interest) in any corporation, partnership, limited partnership or other entity.

3.1.2. FOREIGN QUALIFICATION. NetFace is not, and the nature of the business conducted or property owned by it does not require NetFace to be, qualified or licensed to do business as a foreign limited liability company in any jurisdiction.

3.1.3. POWER AND AUTHORITY. NetFace has the power and authority to own, lease and operate its properties and assets and to carry on its business as currently being conducted. NetFace has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by NetFace of this Agreement has been duly authorized by all necessary action.

3.1.4. BINDING EFFECT. This Agreement has been duly executed and delivered by NetFace and is the legal, valid and binding obligation of NetFace enforceable in accordance with its terms, except that:

         (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

         (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

         (c) rights to indemnification may be limited by considerations of public policy.

3.1.5. ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the Exchange and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Organization of NetFace,
(ii) any NetFace Material Contract (as defined in Section 3.1.10), (iii) any judgment, decree or order of any court or governmental authority or agency to which NetFace or by which NetFace or any of its respective properties is bound, or (iv) any statute, law, regulation or rule applicable to NetFace. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to NetFace is required in connection with the execution, delivery or performance of this Agreement by NetFace.

3.1.6. CAPITALIZATION OF NETFACE

         (a) As of the date hereof, the NetFace Members own the number of NetFace Membership Interests set forth opposite their respective names on Section 3.1.6 of the NetFace Disclosure Schedule.

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         (b)      All of the outstanding NetFace Membership Interests have been duly authorized and validly issued and are fully paid and free of preemptive rights.

         (c) To NetFace's knowledge, there are no voting trusts, member agreements or other voting arrangements, charges, liens or encumbrances on Membership Interests issued by NetFace that have been granted by the NetFace Members.

         (d) There is no outstanding subscription, contract or other rights obligating NetFace to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, NetFace Membership Interests.

3.1.7. ABSENCE OF CERTAIN CHANGES. NetFace has not, except as otherwise set forth on Section 3.1.7. of the NetFace Disclosure Schedule:

         (a) suffered any adverse change in its business, operations, assets, or financial condition, except as reflected on the balance sheet of NetFace as of March 31, 2001 appended hereto as Exhibit 3.1.7 (the "NetFace Balance Sheet");

         (b) suffered any material damage or destruction to or loss of the assets of NetFace, whether or not covered by insurance, which property or assets are material to the operations or business of NetFace taken as a whole;

         (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

         (d) entered into or terminated any material agreement, commitment or transaction, or agreed to or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business;

         (e) written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

         (f) declared, paid or set aside for payment any distribution with respect to NetFace Membership Interests;

         (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any NetFace Membership Interests or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

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         (h)      increased the compensation of or paid any bonuses to any
                  employees or contributed to any employee benefit plan or pension scheme, other than in the ordinary course of business and consistent with established policies, practices or requirements;

         (i) entered into any employment, consulting or compensation agreement with any person or group;

         (j) entered into any collective bargaining agreement or trade union recognition agreement with any person or group;

         (k) entered into, adopted or amended any employee benefit plan or share option scheme or agreement; or

         (l)      entered into any agreement to do any of the foregoing.

3.1.8. NO MATERIAL UNDISCLOSED LIABILITIES. There are no liabilities or obligations of NetFace of any nature, whether absolute, accrued, contingent, or otherwise, other than liabilities and obligations:

         (a) in the aggregate adequately provided for in the NetFace Balance Sheet;

         (b)      incurred in the ordinary course of business;

         (c) incurred since March 31, 2001, in the ordinary course of business; or

         (d)      incurred in connection with this Agreement.

3.1.9. TAX RETURNS: TAXES. NetFace (a) has duly filed all U.S. federal and material state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are correct in all material respects; (b) has either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and (c) has made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by NetFace with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against NetFace, nor has NetFace received notice of any such deficiency, delinquency or default. NetFace has no material tax liabilities other than those arising in the ordinary course of business since the date hereof. NetFace has filed a Form 8832 with the Internal Revenue Service electing to be classified as an association taxable as a corporation.

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3.1.10. MATERIAL CONTRACTS. NetFace has furnished or made available to
Biometrics accurate and complete copies of the NetFace Material Contracts applicable to NetFace. Except as set forth on Section 3.1.10 of the NetFace Disclosure Schedule, there is not under any of the NetFace Material Contracts any existing breach, default or event of default by NetFace nor event that with notice or lapse of time or both would constitute a breach, default or event of default by NetFace, nor does NetFace know of, and NetFace has not received notice of, or made a claim with respect to, any breach or default by any other party thereto. As used herein, the term "NetFace Material Contracts" shall mean all contracts, licenses, leases and instruments to which NetFace is a party.

3.1.11. LITIGATION AND GOVERNMENT CLAIMS. There is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against NetFace to which its businesses or assets is subject, and to the knowledge of NetFace, there are no such proceedings threatened or contemplated. NetFace is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of NetFace, any governmental restriction applicable to NetFace that is reasonably likely to cause a material limitation on Biometrics' ability to own and operate the business of NetFace (as it is currently operated) after the Closing.

3.1.12. COMPLIANCE WITH LAWS. NetFace has all material authorizations, approvals, licenses and orders to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party. NetFace has been and is, to the knowledge of NetFace, in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business, ownership of assets and its employment of labor or its use or occupancy of properties or any part thereof are subject.

3.1.13. EMPLOYEE BENEFITS PLANS. In connection with Section 3.1.14 below, NetFace does not currently have in effect any employee pension or profit sharing plans.

3.1.14. INTELLECTUAL PROPERTY. Except for the right to use DSI Datotech Systems Inc.'s gesture recognition technology for the uses/purposes stated therein under a license that it may acquire upon exercise of an option, NetFace does not own or have the right to use any patents, trademarks, trade names, service marks, service names, copyrights, or applications therefor.

3.1.15. TITLE TO PROPERTIES AND RELATED MATTERS. NetFace has good and marketable title to or valid license or leasehold interests in its properties (other than personal properties sold or otherwise disposed of in the ordinary course of business), and all of such properties and all assets purchased by NetFace are free and clear of any lien, claim or encumbrance, except for:

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         (a)      liens for taxes, assessments or other governmental charges not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

         (b) statutory liens incurred in the ordinary course of business that are not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings;

         (c) landlord liens contained in leases entered into in the ordinary course of business; and

         (d) other liens, claims or encumbrances that, in the aggregate, do not materially subtract from the value of, or materially interfere with, the present use of any real property owned or used by NetFace.

All properties and assets material to the present operations of NetFace are owned or leased by NetFace in the manner and to the extent required by applicable law.

3.2. NETFACE MEMBERS. Each NetFace Member hereby severally represents and warrants that:

3.2.1. OWNERSHIP. Such NetFace Member has good and valid title to the NetFace Membership Interest described on the NetFace Member Disclosure Schedule to be transferred and assigned to Biometrics by such NetFace Member hereunder on the Closing Date, free and clear of all liens, encumbrances, equities or claims, and upon delivery of such Membership Interest in exchange for Biometrics Common Stock as contemplated by this Agreement, good and valid title to such Membership Interests will pass to Biometrics free and clear of all liens, encumbrances, equities or claims of any nature whatsoever.

3.2.2. AUTHORITY. Such NetFace Member has full right, power and authority to enter into this Agreement.

3.2.3. CONFLICTS. The execution, delivery and performance of this Agreement by such NetFace Member and the consummation by such NetFace Member of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such NetFace Member is a party or by which such NetFace Member is bound or to which any of the property or assets of such NetFace Member is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such NetFace Member or the property or assets of such NetFace Member.

3.2.4 CONSENTS. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such NetFace Member or the property or assets of such NetFace Member is required for the execution,

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delivery and performance of this Agreement by such NetFace Member and the consummation by such NetFace Member of the transactions contemplated hereby.

3.2.5 NETFACE REPRESENTATIONS. Based upon such NetFace Member's actual knowledge without having conducted an independent inquiry, such NetFace Member has no reason to believe that the representations and warranties of NetFace contained in Section 3.1 hereof are not materially true and correct and has no knowledge of any material fact, condition or information not disclosed herein that has adversely affected or may adversely affect the business of NetFace.


                                   ARTICLE 4.

                  REPRESENTATIONS AND WARRANTIES OF BIOMETRICS

           Biometrics hereby represents and warrants that, except as otherwise set forth in the Biometrics Disclosure Schedule (herein so called) attached hereto:

4.1. ORGANIZATION AND GOOD STANDING. Biometrics is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Except for Biometrics Security, Biometrics has no subsidiaries and no equity, profit sharing, participation or other ownership interest (including any general partnership interest) in any corporation, partnership, limited partnership or other entity.

4.2. FOREIGN QUALIFICATION. Biometrics is not, and the nature of the business conducted or property owned by it does not require Biometrics to be, qualified or licensed to do business as a foreign corporation in any jurisdiction.

4.3. CORPORATE POWER AND AUTHORITY. Biometrics has the corporate power and authority and all material licenses and permits to own, lease and operate its properties and assets and to carry on its business as currently being conducted. Biometrics has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Exchange. The execution, delivery and performance by Biometrics of this Agreement has been duly authorized by all necessary corporate action.

4.4. BINDING EFFECT. This Agreement has been duly executed and delivered by Biometrics and is the legal, valid and binding obligation of Biometrics, enforceable in accordance with its terms, except that:

         (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

         (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

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         (c)      rights to indemnification may be limited by considerations of public policy.

4.5. ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the Exchange and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or By-Laws of Biometrics, (ii) any Biometrics Material Contract (as defined in Section 4.11 below), (iii) any judgment, decree or order of any court or governmental authority or agency to which Biometrics is a party or by which Biometrics or any of its properties is bound, or (iv) any statute, law, regulation or rule applicable to Biometrics. Except for compliance with the applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Biometrics is required in connection with the execution, delivery or performance of this Agreement by Biometrics or the consummation of the transactions contemplated hereby.

4.6. CAPITALIZATION OF BIOMETRICS.

         (a) The authorized capital stock of Biometrics consists of 100,000,000 shares of Biometrics Common Stock. As of the date hereof, there are 50,757,675 shares of Biometrics Common Stock outstanding.

         (b) All of the issued and outstanding shares of Biometrics Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

         (c) To Biometrics's knowledge, there are no voting trusts, stockholder agreements or other voting arrangements that have been entered into among the Stockholders of Biometrics.

         (d) There is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating Biometrics to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of Biometrics, except as set forth in Section 4(d) of the Biometrics Disclosure Schedule.

4.7 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS.

         Biometrics has filed with the Securities and Exchange Commission (the "SEC") all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act and the Exchange Act, and the respective rules and regulations thereunder, all of which complied

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in all material respects with all applicable requirements of the appropriate act and rules and regulations thereunder. Biometrics has furnished or made available or will make available to NetFace and the NetFace Members, true and correct copies of Biometric's registration statement on Form 10-SB/A-6 and Quarterly Reports on Form 10 - QSB for the quarters ended December 31, 2000 and March 31, 2001 (collectively, the "Biometrics SEC Documents"). As of their respective filing dates, the Biometrics SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the applicable rules and regulations of the SEC thereunder, as the case may be, and none of the Biometrics SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Biometrics, including the notes thereto, included in the Biometrics SEC Documents (the "Biometrics Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC rules for such form) and present fairly the consolidated financial position of Biometrics at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments which will not be material in amount or significance) and do not include or omit to state any fact which renders Biometrics Financial Statements hereunder misleading. There has been no change in Biometrics accounting policies, except as described in the notes to Biometrics Financial Statements.

4.8. ABSENCE OF CERTAIN CHANGES. Biometrics has not, except as otherwise set forth in Section 4.8 of the Biometrics Disclosure Schedule:

         (a) suffered any adverse change in its business, operations, assets, or financial condition, except as reflected on the Biometrics Financial Statements;

         (b) suffered any material damage or destruction to or loss of the assets of Biometrics, whether or not covered by insurance, which property or assets are material to the operations or business of Biometrics taken as a whole;

         (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

         (d) entered into or terminated any material agreement, commitment or transaction, or agreed to or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business;

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         (e)      written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

         (f) declared, paid or set aside for payment any dividend or distribution with respect to Biometrics's capital stock;

         (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of Biometrics's capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

         (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in the ordinary course of business and consistent with established policies, practices or requirements;

         (i) entered into any employment, consulting or compensation agreement with any person or group;

         (j) entered into any collective bargaining agreement or trade union recognition agreement with any person or group;

         (k) entered into, adopted or amended any employee benefit plan or share option scheme or agreement; or

         (1)      entered into any agreement to do any of the foregoing.

4.9. NO MATERIAL UNDISCLOSED LIABILITIES. There are no liabilities or obligations of Biometrics of any nature, whether absolute, accrued, contingent, or otherwise, other than:

         (a) in the aggregate adequately provided for in the balance sheet of Biometrics (including any related notes thereto) as of March 31, 2001, as set forth in Biometrics's Quarterly Report on Form 10-QSB for the Quarter Ended March 31, 2001 (the "March 31, 2001 Biometrics Balance Sheet");

         (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the March 31 2001 Biometrics Balance Sheet;

         (c) incurred since March 31, 2001, in the ordinary course of business; or

         (d)      incurred in connection with this Agreement.

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4.10. TAX RETURNS; TAXES. Biometrics (a) has duly filed all U.S. federal and material state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are correct in all material respects; (b) has either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and (c) has made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by Biometrics with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against Biometrics, nor has Biometrics received notice of any such deficiency, delinquency or default. Biometrics has no material tax liabilities other than those arising in the ordinary course of business since the date hereof.

4.11. MATERIAL CONTRACTS. Biometrics has furnished or made available to NetFace accurate and complete copies of the Biometrics Material Contracts applicable to Biometrics. Except as set forth in Section 4.11 of the Biometrics Disclosure Schedule, there is not under any of the Biometrics Material Contracts any existing breach, default or event of default by Biometrics nor event that with notice or lapse of time or both would constitute a breach, default or event of default by Biometrics, nor does Biometrics know of, and Biometrics has not received notice of, or made a claim with respect to, any breach or default by any other party thereto. As used herein, the term "Biometrics Material Contracts" shall mean all contracts, licenses, leases and instruments to which Biometrics or its Biometric Security, Inc. subsidiary is a party.

4.12. LITIGATION AND GOVERNMENT CLAIMS. There is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against Biometrics to which its businesses or assets are subject, and to the knowledge of Biometrics, there are no such proceedings threatened or contemplated. Biometrics is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of Biometrics, any governmental restriction applicable to Biometrics.

4.13. COMPLIANCE WITH LAWS. Biometrics has all material authorizations approvals, licenses and orders to carry on its businesses as it is now being conducted, to own or hold under lease the properties or assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party. Biometrics has been and is, to the knowledge of Biometrics, in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or any subdivision of any thereof to which its businesses, ownership of assets and its employment of labor or its use or occupancy of properties or any part thereof are subject.

4.14 EMPLOYEE BENEFITS PLANS. In connection with Section 4.15 below, Biometrics does not

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
currently have in effect any employee pension or profit sharing plans.

4.15. INTELLECTUAL PROPERTY. Except for the right to use DSI Datotech Systems gesture recognition technology for banking and financial transactions under a license that it may acquire upon exercise of an option, Biometrics does not own or have any right to use any patents, trademarks, trade names, service marks, service names, copyrights, or applications therefor.

4.16. TITLE TO PROPERTIES AND RELATED MATTERS. Biometrics has good and marketable title to or valid leasehold interests in its properties (other than personal properties sold or otherwise disposed of in the ordinary course of business), and all of such properties and all assets purchased by Biometrics are free and clear of any lien, claim or encumbrance and except for:

         (a) liens for taxes, assessments or other governmental charges not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

         (b) statutory liens incurred in the ordinary course of business that are not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

         (c) landlord liens contained in leases entered in the ordinary course of business; and

         (d) other liens, claims or encumbrances that, in the aggregate, do not materially subtract from the value of, or materially interfere with, the present use of, any real property owned or used by Biometrics

All properties and assets material to the present operations of Biometrics are owned or leased by Biometrics in the manner and to the extent required by applicable law and GAAP.


                                   ARTICLE 5.

                        CERTAIN COVENANTS AND AGREEMENTS

5.1. CONDUCT OF BUSINESS BY NETFACE From the date hereof to the Closing Date, NetFace will, except as required in connection with the Exchange and the other transactions contemplated by this Agreement and except as otherwise disclosed on the NetFace Disclosure Schedule or consented to in writing by Biometrics:

         (a) carry on its business in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any material agreement, transaction or activity or make any material commitment except those in the ordinary and regular course of business and not otherwise prohibited under this Section 5.1;

         (b)      neither change nor amend its Articles of Organization;

         (c) not issue or sell or register the transfer of NetFace Membership Interests or issue, sell or grant rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any NetFace Membership Interests, except as set forth in Section 3.1.6(d) of the NetFace Disclosure Schedule;

         (d) not declare, pay or set aside for payment any distribution in respect of the NetFace Membership Interests and not redeem, purchase or otherwise acquire any NetFace Membership Interests;

         (e) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of securities or assets, any business or entity or any material part of the same;

         (f) use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of NetFace, to keep the officers and employees of NetFace available to NetFace and to preserve the relationships of NetFace with suppliers, customers and others having business relations with any of them;

         (g) not (i) create, incur or assume any debt or create, incur or assume any short-term debt for borrowed money, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (iii) make any loans or advances to any other person, or (iv) make any capital contributions to, or investments in, any person;

         (h) not (i) enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors, (ii) grant any increase in the compensation of officers or directors, whether now or hereafter payable or (iii) grant any increase in the compensation of any other employees except for compensation increases in the ordinary course of business and consistent with past practice (it being understood by the parties hereto that for the purposes of (ii) and (iii) above increases in compensation shall include any increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment);

         (i) not make or incur (other than in the ordinary course of business) any individual capital expenditure in excess of $5,000 or capital expenditures in the aggregate in excess of $20,000 without the prior approval of Biometrics (as used herein, "capital expenditure" shall mean all payments in respect of the cost of any fixed asset or improvement or replacement, substitution or addition thereto that has a useful life of more than one year, including those costs arising in connection with the acquisition of such assets by way of increased product or service charges or offset items or in connection with capital leases);

         (j) perform when due all of its obligations under all NetFace Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be an NetFace Material Contract other than contracts to provide services entered into in the ordinary course of business; and

         (k) prepare and file all returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Biometrics, at its request, to review all such returns, reports, filings and amendments at NetFace's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

5.2. CONDUCT OF BUSINESS BY BIOMETRICS From the date hereof to the Closing Date, Biometrics will, except as required in connection with the Exchange and the other transactions contemplated by this Agreement and except as otherwise disclosed in the Biometrics Disclosure Schedule or as consented to in writing by
NetFace:

         (a) carry on its businesses in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment except in the ordinary and regular course of business and not otherwise prohibited under this Section 5.2;

         (b) neither change nor amend its Articles of Incorporation or By-Laws;

         (c) not issue or sell any securities of Biometrics or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the securities of Biometrics or rights or obligations convertible into or exchangeable for any securities of Biometrics and not alter the terms of any warrants or options, or make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of Biometrics, except as set forth in Section 4.6(d) of the Biometrics Disclosure Schedule;

         (d) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of Biometrics and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities, or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of Biometrics or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

         (e) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of securities or assets, any business or entity or any material part thereof;

         (f) use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of Biometrics, to keep the officers and employees of

                  Biometrics available to Biometrics and to preserve the relationships of Biometrics with suppliers, customers and others having business relations with any of them;

         (g) not (i) create, incur or assume any debt or create, incur or assume any short-term debt for borrowed money, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, or (iii) make any loans or advances to any other person;

         (h) not (i) enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors, (ii) grant any increase in the compensation of officers or directors, whether now or hereafter payable or (iii) grant any increase in the compensation of any other employees except for compensation increases in the ordinary course of business and consistent with past practice (it being understood by the parties hereto that for the purposes of (ii) and (iii) above increases in compensation shall include any increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment);

         (i) not make or incur (other than in the ordinary course of business) any individual capital expenditure in excess of $5,000 or capital expenditures in the aggregate in excess of $20,000 without the prior approval of NetFace (as used herein, "capital expenditure" shall mean all payments in respect of the cost of any fixed asset or improvement or replacement, substitution or addition thereto which has a useful life of more than one year, including those costs arising in connection with the acquisition of such assets by way of increased product or service charges or offset items or in connection with capital leases);

         (j) perform all of its obligations under all Biometrics Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Biometrics Material Contract other than contracts to provide services entered into in the ordinary course of business; and

         (k) prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow NetFace, at its request, to review all such returns, reports, filings and amendments at Biometrics's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

5.3 NETFACE MEMBER COVENANTS. From the date hereof to the Closing Date, each NetFace Member covenants and agrees that, except as required in connection with the Exchange and the other transactions contemplated by this Agreement and except as otherwise disclosed in the NetFace Member Disclosure Schedule or consented to in writing by Biometrics, such NetFace Member will not sell, assign, pledge, encumber, or otherwise transfer, or grant any other rights to acquire, any of such NetFace Member's NetFace Membership Interests or agree to do any of the foregoing.

5.4. NOTICE OF ANY MATERIAL CHANGE. Each party shall, promptly after the first notice or occurrence thereof but not later than the Closing Date, advise the other parties in writing of any event or the existence of any state of facts that (i) would make any of his, her or its representations and warranties in this Agreement untrue in any material respect, or (ii) would constitute a breach of any provisions of this Article 5.

5.5. REASONABLE EFFORTS; FURTHER ASSURANCES; COOPERATION. Subject to the other provisions of this Agreement, the parties hereto shall use all reasonable efforts to perform their obligations herein and to take, or cause to be taken, or do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Exchange and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

         (a) Each of NetFace and Biometrics shall promptly take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to obtain any required approval of any federal, state or local governmental agency or regulatory body with jurisdiction over the transactions contemplated by this Agreement.

         (b) In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced that questions the validity or legality of the Exchange or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

         (c)      Each party shall give prompt written notice to the other of
                  (i) the occurrence, or failure to occur, of any event that occurrence or failure of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or that will or may result in the failure to satisfy the conditions specified in Article 6 or 7 and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

5.6. BOARD OF DIRECTORS. As long as the NetFace Members continue to own in the aggregate not less than 15,000,000 shares of Biometric Common Stock, the Board of Directors of Biometrics shall nominate a designee of the NetFace Members as a member of the Biometrics Board of Directors. The initial designee of the NetFace Members is Gerard Munera.


                                   ARTICLE 6.

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                             OF THE NETFACE MEMBERS

         Except as may be waived by a NetFace Member as to such NetFace Member only, the obligations of each NetFace Member to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

6.1. COMPLIANCE. Biometrics shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by Biometrics on or before the Closing Date.

6.2. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by Biometrics in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2 shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a material adverse effect on the business, financial condition or prospects of Biometrics ("Biometrics Material Adverse Change").

6.3. MATERIAL ADVERSE CHANGES. There shall not have occurred a Biometrics Material Adverse Change.

6.4. OFFICER'S CERTIFICATE. Biometrics shall have delivered to each NetFace Member a Certificate of the President of Biometrics, dated the Closing Date, certifying that the conditions specified in Sections 6.1, 6.2 and 6.3 have been satisfied.

6.5. SECRETARY'S CERTIFICATE. Biometrics shall have delivered to each NetFace Member, a certificate of the Secretary of Biometrics certifying as to its Articles of Incorporation, By-Laws, incumbency of officers, and the resolutions attached thereto and any other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the transactions contemplated hereby.

6.6. BIOMETRICS SHARE CERTIFICATES. Biometrics shall have delivered to each NetFace Member one or more certificates representing the shares of Biometrics Common Stock to be issued in exchange for the assignment and transfer of such NetFace Member's NetFace Membership Interest to Biometrics.

6.7. ASSIGNMENT AND TRANSFER OF NETFACE MEMBERSHIP INTERESTS BY OTHER MEMBERS. Each of the other NetFace Members shall have assigned and transferred their NetFace Membership Interests to Biometrics in exchange for shares of Biometrics Common Stock as contemplated by this Agreement.

6.8 APPOINTMENT OF DESIGNEE OF NETFACE MEMBERS AS DIRECTOR OF NETFACE. [Gerard Munera] shall have become a member of the Board of Directors of Biometrics, effective at the Closing.

6.9. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the NetFace Members and their counsel, and the NetFace Members and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.


                                   ARTICLE 7.

                CONDITIONS PRECEDENT TO OBLIGATIONS OF BIOMETRICS

         Except as may be waived by Biometrics, the obligations of Biometrics to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

7.1. COMPLIANCE. NetFace and each NetFace Member shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by him, her or it on or before the Closing Date.

7.2. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by NetFace and each NetFace Member in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement; provided, however, that notwithstanding anything herein to the contrary, this Section 7.2 shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a material adverse effect on the business, financial condition or prospects of NetFace ("NetFace Material Adverse Change").

7.3. MATERIAL ADVERSE CHANGES. Except as set forth in this Agreement or on the schedules hereto, there shall not have occurred a NetFace Material Adverse Change.

7.4. NETFACE MANAGER'S CERTIFICATE. NetFace shall have delivered to Biometrics a Certificate of the Manager of NetFace, dated the Closing Date, certifying that the conditions specified in Sections 7.1, 7.2, 7.3, and 7.6 have been satisfied.

7.5. NETFACE MANAGER'S CERTIFICATE. NetFace shall have delivered to Biometrics a certificate of the Manager of NetFace certifying as to its Articles of Organization, incumbency, and certain resolutions attached thereto and any other proceedings relating to the authorization, execution and delivery of this Agreement and the transactions contemplated hereby.

7.6. ASSIGNMENT AND TRANSFER OF NETFACE MEMBERSHIP INTERESTS BY ALL NETFACE MEMBERS. All of the NetFace Members shall have assigned and transferred their NetFace Membership Interests to Biometrics in exchange for shares of Biometrics Common Stock as contemplated by this Agreement and Biometrics shall have become the sole Member of NetFace.

7.7. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to Biometrics and its counsel, and Biometrics and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.


                                   ARTICLE 8.

                                  MISCELLANEOUS

8.1. TERMINATION. Subject to Section 8.3, this Agreement and the transactions contemplated hereby and the provisions herein may be terminated at any time on or before the Closing Date:

         (a)      by mutual consent of NetFace, Biometrics and the NetFace
                  Members;

         (b) by Biometrics, or NetFace if the transactions contemplated by this Agreement have not been or are incapable of being consummated by June 15, 2001, as extended (the "Termination Date"), unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by him, her or it at or before the Closing Date; provided, that the non-breaching party's cause of action resulting from such failure to perform or to observe the covenants, agreements and conditions hereof shall not be terminated; or

         (c) by NetFace, Biometrics or any NetFace Member if the transactions contemplated hereby violate any non-appealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction.

8.2. ENTIRE AGREEMENT. This Agreement and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this section.

8.3. SURVIVAL OF PROVISIONS. The representations, warranties, covenants and agreements of each party contained herein, or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement, shall survive the Closing.

8.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

8.5. NOTICES. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be sent by facsimile transmission, nationally recognized overnight courier, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, addressed as follows:

         (i)      If to NetFace or any NetFace Member:

                  NetFace, LLC
                  16 Old Mill Road
                  Greenwich, Connecticut 06830
                  Fax: (203) 869-3972
                  Attention: Gerard Munera

         with a copy to:

                  David Faust, Esquire
                  Faust, Rabbach & Oppenheim, LLP
                  488 Madison Avenue
                  New York, New York 10022
                  Telephone:(212) 751-7700
                  Fax: (212) 371-8410

         (ii)     If to Biometrics:

                  Security Biometrics, Inc.
                  1410-1030 West Georgia Street
                  Vancouver BC    V6E 2Y3
                  Canada
                  Telephone: (604) 609-7749
                  Fax:   (604) 609-7715
                  Attention: Wayne Taylor, Chief Financial Officer

         with a copy (which shall not constitute notice) to:

                  Snow Becker Krauss P.C.
                  605 Third Avenue
                  New York, NY 10158
                  Telephone:   (212) 687-3860
                  Fax:   (212) 949-7052
                  Attention: Mark  Orenstein, Esq.

Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

8.6. SUCCESSORS; ASSIGNMENTS. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.

8.7. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York (except the choice of law rules thereof).

8.8. WAIVER AND OTHER ACTION. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

8.9. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

8.10 ENFORCEMENT. Each NetFace Member acknowledges that, due to the unique nature of his NetFace Membership Interest, the breach of this Agreement by such NetFace Member will cause Biometrics irreparable damage, and therefore, Biometrics may enforce its rights under this Agreement by equitable relief, including injunction and specific performance, in addition to other remedies it may have at law or in equity.

8.11 JURISDICTION; VENUE. The parties hereto hereby irrevocably consent to venue and exclusive jurisdiction in the U.S. District Court for the Southern District of New York or the State Supreme Court of the State of New York located in the Borough of Manhattan, City of New York, with respect to any disputes, claims, controversies or other actions or proceedings arising under this Agreement. The parties hereto hereby waive any and all right to commence any action or proceeding before any other court or judicial body or in any other venue with respect to the subject matter hereof.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


SECURITY BIOMETRICS, INC.           NETFACE, LLC


By: /s/ Wayne Taylor                   By: /s/  Gerard E. Munera
    ---------------------------            -------------------------------------
        Wayne Taylor                       Name:
        Chief Financial Officer            Title: Manager

                                           MEMBERS OF NETFACE, LLC


                                           /s/  Gerard E. Munera
                                           -------------------------------------
                                                Gerard E. Munera


                                           /s/  Jean E. Hasdenteufel
                                           -------------------------------------
                                                Jean E. Hasdenteufel


                                           /s/  Michel Berty
                                           -------------------------------------
                                                Michel Berty

                                           LAG SA

                                                By: /s/ Rafael Gurovich
                                                --------------------------------
                                                Name:  Rafael Gurovich
                                                Title: Power of Attorney

                                    SYNERGEX GROUP PARTNERSHIP

                                       By: /s/   Gerard E. Munera
                                           -------------------------------------
                                           Name: Gerard E. Munera
                                           Title:Managing Partner


                                    FAUST RABBACH & OPPENHEIM, LLP

                                       By: /s/   David Faust
                                           -------------------------------------
                                           Name: David Faust
                                           Title:Partner


                                           /s/ Dominique Lahoussois
                                           -------------------------------------
                                               Dominique Lahoussois